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Allied Capital Lending Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
March 31, 1995

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                                                              For the Three Months Ended
                                                                       March 31,
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                                                                  1995           1994
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Primary Earnings Per Common Share:

   Net Increase in Net Assets Resulting
      from Operations                                          $1,345,000    $  856,000
                                                             ---------------------------
                                                             ---------------------------

   Weighted average number of
      shares outstanding                                        4,370,434     4,368,420

   Weighted average number of
      shares issuable on exercise
      of outstanding stock options                                      -             -
                                                             ---------------------------

   Weighted average number of shares and
      share equivalents outstanding                             4,370,434     4,368,420
                                                             ---------------------------
                                                             ---------------------------

   Earnings per Share                                          $     0.31    $     0.20
                                                             ---------------------------
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Fully Diluted Earnings Per Common Share:

   Net Increase in Net Assets Resulting
      from Operations                                          $1,345,000    $  856,000
                                                             ---------------------------
                                                             ---------------------------

   Weighted average number of
      shares and share equivalents
      outstanding as computed for
      primary earnings per share                                4,370,434     4,368,420

   Weighted average of additional
      shares issuable on exercise
      of outstanding stock options                                      -             -
                                                             ---------------------------

   Weighted average of shares and
      share equivalents outstanding, as adjusted                4,370,434     4,368,420
                                                             ---------------------------
                                                             ---------------------------

   Earnings per Share                                          $     0.31    $     0.20
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                                                             ---------------------------
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